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                                   EXHIBIT 21

                              List of Subsidiaries



Genesis Investment Group, Inc., an Arizona corporation

Syracuse Project Incorporated, an Arizona corporation

Golden Eagle Realty, Inc., a Colorado corporation

Golden Eagle Resort, Inc., an Arizona corporation

ILE Florida, Inc., an Arizona corporation

Southern Vacations, Inc., a Florida corporation

ILE Sedona Incorporated, an Arizona corporation

Kohl's Ranch Water Company, an Arizona corporation

Premiere Development Incorporated, an Arizona corporation

Sedona Wordwide Incorporated (previously Red Rock Collection Incorporated), an Arizona corporation

SW Resorts Incorporated (previously Sedona Worldwide Incorporated), an Arizona corporation

SHI Health Institute Incorporated, an Arizona corporation

Varsity Clubs of America Incorporated, an Arizona corporation

VCA Management Incorporated, an Arizona corporation

VCA South Bend Incorporated, an Arizona corporation

VCA Tucson Incorporated, an Arizona corporation

Los Abrigados Partners Limited Partnership, an Arizona limited partnership

Orangemen Club Limited Partnership, a New York limited partnership

VCASB Partners General Partnership, an Arizona general partnership
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Los Abrigados Partners Limited Partnership, an Arizona limited partnership

Orangemen Club Limited Partnership, a New York limited partnership

VCASB Partners General Partnership, an Arizona general partnership